Exhibit 5.2

366 Madison Avenue 3rd Floor New York, NY 10017 tel: (212) 588-0022 fax: (212) 826-9307

February 13, 2024

YY Group Holding Limited

60 Paya Lebar Road

#05-43 Paya Lebar Square

Singapore 409051

Ladies and Gentlemen:

We are acting as United States counsel to YY Group Holding Limited, a company incorporated in the British Virgin Islands (the “Company”), in connection with the registration statement on Form F-1, File No. 333-275486 (the “Registration Statement”), including all amendments and supplements thereto, and accompanying prospectus, initially filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on November 13, 2023, with respect to the offering by the Company of 1,500,000 ordinary shares of no par value per share and an additional 225,000 ordinary shares pursuant to an over-allotment option granted to the underwriters (collectively the “IPO Shares”). The IPO Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and US Tiger Securities, Inc, acting as the representative of the several underwriters (the “Representative”). The Company is also registering (i) warrants to purchase up to 5% of the IPO Shares to be issued to the underwriters as compensation pursuant to the Underwriting Agreement (the “Underwriters’ Warrants”), and (ii) the ordinary shares issuable upon exercise of the Underwriters’ Warrants (the “Underwriters’ Warrant Shares”).

This opinion is being furnished to you in connection with the Registration Statement.

In connection with this opinion, we have examined the following documents:

1.	The Registration Statement,

2.	The form of the Underwriting Agreement, filed as Exhibit 1.1 to the Registration Statement,

3.	The form of the Underwriters’ Warrants, filed as Exhibit 4.1 to the Registration Statement,

4.	The opinion of Mourant Ozannes, filed as Exhibit 5.1 to the Registration Statement,

5.	a copy of the executed written resolution of the directors of the Company dated November 13, 2023, and

6.	such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below.

For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, and (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

We are relying on the legal opinion of Mourant Ozannes (at exhibit 5.1) that the Company has the corporate power and capacity to enter into, and perform its obligations under, the Underwriter Warrant and has taken the necessary corporate action to authorise its execution of, and performance of its obligations under, the Underwriter Warrant under the law of the British Virgin Islands.

February 13, 2024

As to any other facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

Subject to the foregoing and the qualifications set forth in the Registration Statement, we are of the opinion that the Underwriters’ Warrants, has been duly authorized by the Company and, when issued and paid for in accordance with the terms of the Registration Statement, the Underwriting Agreement and the necessary corporate actions, the Underwriter’s Warrants will constitute valid and binding obligations of the Company in accordance with their terms under the laws of the State of New York.

Our opinion is limited to the application of the Securities Act and the rules and regulations of the SEC promulgated thereunder only and we express no opinion with respect to the applicability of other federal laws, the laws of other countries, the laws of any state of the United States or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any federal securities laws except as specifically set forth herein. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, the service or any court. It is possible that contrary positions may be asserted by the service and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP

Ortoli Rosenstadt LLP